The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.
Cincinnati Global Underwriting Ltd. ■ Cincinnati Global Underwriting Agency Ltd.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com

Cincinnati Financial Reports First-Quarter 2020 Results

Cincinnati, April 27, 2020 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:

•
First-quarter 2020 net loss of $1.226 billion, or $7.56 per share, compared with net income of $695 million, or $4.22 per share, in the first quarter of 2019, after recognizing a $1.303 billion first-quarter 2020 reduction in the fair value of equity securities still held.

•	$35 million or 20% decrease in non-GAAP operating income* to $137 million, or 84 cents per share, compared with $172 million, or $1.05 per share, in the first quarter of last year.

•
$1.921 billion decrease in first-quarter 2020 net income, primarily due to the after-tax net effect of a $1.886 billion decrease in net investment gains and a $53 million decrease in after-tax property casualty underwriting income, including $41 million from weather-related catastrophe losses.

•	$50.02 book value per share at March 31, 2020, down $10.53 or 17.4% since year-end.

•	Negative 16.4% value creation ratio for the first three months of 2020, compared with positive 11.1% for the same period of 2019.
Financial Highlights

(Dollars in millions, except per share data)	Three months ended March 31,
	2020	2019	% Change
Revenue Data
Earned premiums	$1,456	$1,333	9
Investment income, net of expenses	165	157	5
Total revenues	(99)	2,159	nm
Income Statement Data
Net income (loss)	$(1,226)	$695	nm
Investment gains and losses, after-tax	(1,363)	523	nm
Non-GAAP operating income*	$137	$172	(20)
Per Share Data (diluted)
Net income (loss)	$(7.56)	$4.22	nm
Investment gains and losses, after-tax	(8.40)	3.17	nm
Non-GAAP operating income*	$0.84	$1.05	(20)

Book value	$50.02	$52.88	(5)
Cash dividend declared	$0.60	$0.56	7
Diluted weighted average shares outstanding	162.2	164.6	(1)

*
The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures defines and reconciles measures presented in this release that are not based on U.S. Generally Accepted Accounting Principles.

**	Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.

CINF 1Q20 Release 1

Insurance Operations Highlights

•	98.5% first-quarter 2020 property casualty combined ratio, up from 93.0% for the first quarter of 2019.

•	10% growth in first-quarter net written premiums, reflecting price increases and premium growth initiatives.

•
$215 million first-quarter 2020 property casualty new business written premiums, up 19%. Agencies appointed since the beginning of 2019 contributed $18 million or 8% of total new business written premiums.

•
$13 million first-quarter 2020 life insurance subsidiary net loss, including a $25 million net investment loss reflecting impaired securities, and 4% growth in first-quarter 2020 term life insurance earned premiums.

Investment and Balance Sheet Highlights

•	5% or $8 million increase in first-quarter 2020 pretax investment income, including a 15% increase for stock portfolio dividends and a 1% increase for bond interest income.

•	Three-month decrease of 9% in fair value of total investments at March 31, 2020, including a 20% decrease for the stock portfolio and a 3% decrease for the bond portfolio.

•	$2.566 billion parent company cash and marketable securities at March 31, 2020, down 23% from year-end 2019.
Resilient
Steven J. Johnston, president and chief executive officer, commented: “This COVID-19 pandemic is something none of us ever expected to experience. Our thoughts go out to all of those who are suffering personally and professionally as our country faces this new enemy.
“As insurance professionals we are in the business of planning for the unexpected. Our robust business continuity plans allowed us to quickly and seamlessly transition 95% of our headquarters associates to working from their homes. Our field associates, who work from their homes as standard practice, ensured that service levels remained high, supporting our agents and responding to policyholders. I thank all of our associates for their dedication and innovation over the past few weeks.
“Understanding the stress this puts on our policyholders, we are offering many options for relief: a 15% Stay-at-Home credit per policy in April and May for personal lines auto policyholders; pausing cancellations due to nonpayment of premium and waiving late fees until at least May 31 for personal and commercial policyholders; waiving restrictions on policyholders now performing delivery services in efforts to protect the wellbeing of your communities; waiving vacancy clauses for buildings temporarily closed due to the pandemic; providing credits, when requested, on commercial policies for vehicles not being used; and providing additional risk management advice to businesses considering adapting their operations to manufacture personal protective equipment. Additionally, on April 15 we paid a 60-cents-per-share dividend to shareholders, providing an additional source of much needed income.
“This spring also brought an active storm season, especially within our traditional Midwestern footprint. Our experienced and professional claims associates rose to the occasion, finding creative ways to settle claims while keeping themselves and our policyholders safe.”
Experienced
“The work we’ve done in pricing segmentation and product and geographic diversification continues to yield benefits. Our insurance operations produced a 98.5% combined ratio and $24 million of underwriting profit, even with a first-quarter catastrophe impact of 9.1 percentage points compared to a 10‑year historical average of 5.6 percentage points.
“Looking beyond the noise created by weather and reserve development, our underlying – or core – combined ratio improved 1.2 points compared with last year’s first quarter to 91.5%.
“We maintained our trend of industry-leading growth, increasing net written premiums by 10% compared with the first quarter of 2019. New business from our agencies reached a new first-quarter record, growing 19% to $215 million. Renewal written premium growth continued with generally higher average renewal price increases for our commercial, personal and excess & surplus lines of business.
“Newer initiatives to diversify our premium base continue to support overall first-quarter 2020 net written premium growth: Cincinnati ReSM contributed 2%; Cincinnati Global Underwriting LtdSM contributed 1%; we wrote $101 million in premiums for our agency’s high net worth personal lines clients; and our E&S homeowner product – launched last fall – reached nearly $1 million in net written premium.”
Focused on the Future
“We have the financial strength to answer the call of the many stakeholders who depend on us – our policyholders, shareholders, agents and associates. Even with the recent volatility of the stock market, our equity portfolio still holds $2.5 billion in appreciated value before taxes. And, our $11.3 billion bond portfolio covers our outstanding insurance liabilities, ensuring we can pay all that is due under our policy contracts.
“While we will evaluate each claim based on the specific facts and circumstances involved, our commercial property policies do not provide coverage for business interruption claims unless there is direct physical damage or loss to property. Because a virus does not produce direct physical damage or loss to property, no coverage exists for this peril.
“Some loss events, such as this global pandemic, are not insured because they are uninsurable due to their size and scope. Efforts to retroactively rewrite insurance contracts to add coverage are unconstitutional, threaten the ability of the insurance industry to pay covered claims and cannot be the solution. A crisis of this magnitude calls for bold

CINF 1Q20 Release 2

solutions from our Federal government. We stand ready to do our part to support the families and businesses in our agents’ communities, helping them to proactively manage risks and promptly paying covered claims with empathy and compassion.”
Insurance Operations Highlights
Consolidated Property Casualty Insurance Results

(Dollars in millions)	Three months ended March 31,
	2020	2019	% Change
Earned premiums	$1,389	$1,267	10
Fee revenues	3	3	0
Total revenues	1,392	1,270	10

Loss and loss expenses	930	790	18
Underwriting expenses	438	389	13
Underwriting profit	$24	$91	(74)

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	66.9%	62.3%	4.6
Underwriting expenses	31.6	30.7	0.9
Combined ratio	98.5%	93.0%	5.5

			% Change
Agency renewal written premiums	$1,198	$1,130	6
Agency new business written premiums	215	181	19
Other written premiums	105	70	50
Net written premiums	$1,518	$1,381	10

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	59.9%	62.0%	(2.1)
Current accident year catastrophe losses	9.4	5.6	3.8
Prior accident years before catastrophe losses	(2.1)	(5.5)	3.4
Prior accident years catastrophe losses	(0.3)	0.2	(0.5)
Loss and loss expense ratio	66.9%	62.3%	4.6

Current accident year combined ratio before catastrophe losses	91.5%	92.7%	(1.2)

•
$137 million or 10% growth of first-quarter 2020 property casualty net written premiums, reflecting premium growth initiatives and price increases. Growth included a contribution of 2% from Cincinnati Re and 1% from Cincinnati Global.

•
$34 million or 19% increase in first-quarter 2020 new business premiums written by agencies. The growth included an $18 million increase in standard market property casualty production from agencies appointed since the beginning of 2019.

•	50 new agency appointments in the first three months of 2020, including 11 that market only our personal lines products.

•	5.5 percentage-point increase in the first-quarter 2020 combined ratio, including an increase of 3.3 points for losses from natural catastrophes.

•	2.4 percentage-point first-quarter 2020 benefit from favorable prior accident year reserve development of $33 million, compared with 5.3 points or $67 million for first-quarter 2019.

•
2.1 percentage-point decrease, to 59.9%, for the three-month 2020 ratio of current accident year losses and loss expenses before catastrophes, including an increase of 0.7 points in the ratio for current accident year losses of $1 million or more per claim.

•
0.9 percentage-point increase in the first-quarter 2020 underwriting expense ratio, compared with the same period of 2019, largely due to higher employee-related expenses and premium taxes, plus the full effect of Cincinnati Global.

CINF 1Q20 Release 3

Commercial Lines Insurance Results

(Dollars in millions)	Three months ended March 31,
	2020	2019	% Change
Earned premiums	$863	$810	7
Fee revenues	1	1	0
Total revenues	864	811	7

Loss and loss expenses	608	481	26
Underwriting expenses	276	254	9
Underwriting profit (loss)	$(20)	$76	nm

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	70.5%	59.4%	11.1
Underwriting expenses	32.0	31.4	0.6
Combined ratio	102.5%	90.8%	11.7

			% Change
Agency renewal written premiums	$842	$799	5
Agency new business written premiums	154	120	28
Other written premiums	(24)	(23)	(4)
Net written premiums	$972	$896	8

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	61.0%	63.0%	(2.0)
Current accident year catastrophe losses	10.2	4.1	6.1
Prior accident years before catastrophe losses	(0.3)	(6.9)	6.6
Prior accident years catastrophe losses	(0.4)	(0.8)	0.4
Loss and loss expense ratio	70.5%	59.4%	11.1

Current accident year combined ratio before catastrophe losses	93.0%	94.4%	(1.4)

•	$76 million or 8% increase in first-quarter 2020 commercial lines net written premiums, including higher renewal and new business written premiums.

•
$43 million or 5% increase in first-quarter renewal written premiums, with commercial lines average renewal pricing increases near the high end of the low-single-digit percent range, higher than in any quarter during 2019.

•	$34 million or 28% increase in first-quarter 2020 new business written by agencies, largely reflecting more submissions from our agents to quote policies.

•	11.7 percentage-point increase in the first-quarter 2020 combined ratio, including an increase of 6.5 points for losses from natural catastrophes.

•	0.7 percentage-point first-quarter 2020 benefit from favorable prior accident year reserve development of $6 million, compared with 7.7 points or $62 million for first-quarter 2019.

CINF 1Q20 Release 4

Personal Lines Insurance Results

(Dollars in millions)	Three months ended March 31,
	2020	2019	% Change
Earned premiums	$359	$344	4
Fee revenues	1	1	0
Total revenues	360	345	4

Loss and loss expenses	231	250	(8)
Underwriting expenses	108	99	9
Underwriting profit (loss)	$21	$(4)	nm

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	64.2%	72.5%	(8.3)
Underwriting expenses	30.1	28.8	1.3
Combined ratio	94.3%	101.3%	(7.0)

			% Change
Agency renewal written premiums	$294	$282	4
Agency new business written premiums	34	35	(3)
Other written premiums	(9)	(8)	(13)
Net written premiums	$319	$309	3

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	60.0%	60.6%	(0.6)
Current accident year catastrophe losses	12.0	10.9	1.1
Prior accident years before catastrophe losses	(6.5)	(1.4)	(5.1)
Prior accident years catastrophe losses	(1.3)	2.4	(3.7)
Loss and loss expense ratio	64.2%	72.5%	(8.3)

Current accident year combined ratio before catastrophe losses	90.1%	89.4%	0.7

•
$10 million or 3% increase in first-quarter 2020 personal lines net written premiums, driven by higher renewal written premiums that benefited from rate increases averaging in the mid-single-digit percent range. First-quarter 2020 net written premiums from our agencies’ high net worth clients grew 31%, to $101 million.

•	$1 million or 3% decrease in first-quarter 2020 new business written by agencies, reflecting underwriting and pricing discipline, particularly in select states.

•	7.0 percentage-point improvement in the first-quarter 2020 combined ratio, including a decrease of 2.6 points for losses from natural catastrophes.

•	7.8 percentage-point first-quarter 2020 benefit from favorable prior accident year reserve development of $28 million, compared with $3 million of unfavorable development the first quarter of 2019.

CINF 1Q20 Release 5

Excess and Surplus Lines Insurance Results

(Dollars in millions)	Three months ended March 31,
	2020	2019	% Change
Earned premiums	$78	$63	24
Fee revenues	1	1	0
Total revenues	79	64	23

Loss and loss expenses	45	33	36
Underwriting expenses	25	20	25
Underwriting profit	$9	$11	(18)

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	57.4%	51.5%	5.9
Underwriting expenses	31.7	32.0	(0.3)
Combined ratio	89.1%	83.5%	5.6

			% Change
Agency renewal written premiums	$62	$49	27
Agency new business written premiums	27	26	4
Other written premiums	(4)	(4)	0
Net written premiums	$85	$71	20

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	55.7%	55.5%	0.2
Current accident year catastrophe losses	0.5	0.3	0.2
Prior accident years before catastrophe losses	0.7	(4.2)	4.9
Prior accident years catastrophe losses	0.5	(0.1)	0.6
Loss and loss expense ratio	57.4%	51.5%	5.9

Current accident year combined ratio before catastrophe losses	87.4%	87.5%	(0.1)

•
$14 million or 20% increase in first-quarter 2020 excess and surplus lines net written premiums, including higher renewal written premiums that benefited from rate increases averaging in the mid-single-digit percent range.

•	$1 million or 4% increase in first-quarter new business written by agencies, as we continue to carefully underwrite each policy in a highly competitive market.

•	5.6 percentage-point increase in the first-quarter 2020 combined ratio, primarily due to less favorable prior accident year reserve development.

•
$1 million of first-quarter 2020 unfavorable prior accident year reserve development, including $2 million for defense and cost containment expenses driven by more prudent levels of IBNR reserves, compared with $2 million of favorable development for first-quarter 2019.

CINF 1Q20 Release 6

Life Insurance Subsidiary Results

(Dollars in millions)	Three months ended March 31,
	2020	2019	% Change
Term life insurance	$47	$45	4
Universal life insurance	8	10	(20)
Other life insurance, annuity, and disability income products	12	11	9
Earned premiums	67	66	2
Investment income, net of expenses	39	38	3
Investment gains and losses, net	(32)	(1)	nm
Fee revenues	—	1	(100)
Total revenues	74	104	(29)
Contract holders’ benefits incurred	73	70	4
Underwriting expenses incurred	18	22	(18)
Total benefits and expenses	91	92	(1)
Net income (loss) before income tax	(17)	12	nm
Income tax provision (benefit)	(4)	2	nm
Net income (loss) of the life insurance subsidiary	$(13)	$10	nm

•	$1 million or 2% increase in first-quarter 2020 earned premiums, including a 4% increase for term life insurance, our largest life insurance product line.

•	$23 million decrease in three-month 2020 life insurance subsidiary net income, primarily due to increased investment losses resulting from impairments of fixed-maturity securities.

•	$129 million or 10% three-month 2020 decrease to $1.109 billion in GAAP shareholders’ equity for the life insurance subsidiary, primarily from a decrease in unrealized investment gains.

CINF 1Q20 Release 7

Investment and Balance Sheet Highlights
Investments Results

(Dollars in millions)	Three months ended March 31,
	2020	2019	% Change
Investment income, net of expenses	$165	$157	5
Investment interest credited to contract holders’	(26)	(24)	(8)
Investment gains and losses, net	(1,725)	663	nm
Investments profit (loss)	$(1,586)	$796	nm

Investment income:
Interest	$112	$111	1
Dividends	53	46	15
Other	3	3	0
Less investment expenses	3	3	0
Investment income, pretax	165	157	5
Less income taxes	26	24	8
Total investment income, after-tax	$139	$133	5

Investment returns:
Average invested assets plus cash and cash equivalents	$19,010	$17,924
Average yield pretax	3.47%	3.50%
Average yield after-tax	2.92	2.97
Effective tax rate	15.5	15.5
Fixed-maturity returns:
Average amortized cost	$11,091	$10,689
Average yield pretax	4.04%	4.15%
Average yield after-tax	3.37	3.46
Effective tax rate	16.6	16.7

•	$8 million or 5% rise in first-quarter 2020 pretax investment income, including a 15% increase in equity portfolio dividends and a 1% increase in interest income.

•
$2.049 billion first-quarter 2020 decrease in pretax total investment gains, summarized on the table below. Changes in unrealized gains or losses reported in other comprehensive income, in addition to investment gains and losses reported in net income, are useful for evaluating total investment performance over time and are major components of changes in book value and the value creation ratio.

(Dollars in millions)	Three months ended March 31,
	2020	2019
Investment gains and losses on equity securities sold, net	$(4)	$4
Unrealized gains and losses on equity securities still held, net	(1,649)	652
Investment gains and losses on fixed-maturity securities, net	(75)	2
Other	3	5
Subtotal - investment gains and losses reported in net income	(1,725)	663
Change in unrealized investment gains and losses - fixed maturities	(324)	242
Total	$(2,049)	$905

CINF 1Q20 Release 8

Balance Sheet Highlights

(Dollars in millions, except share data)	At March 31,	At December 31,
	2020	2019
Total investments	$17,876	$19,746
Total assets	23,367	25,408
Short-term debt	114	39
Long-term debt	788	788
Shareholders’ equity	8,042	9,864
Book value per share	50.02	60.55
Debt-to-total-capital ratio	10.1%	7.7%

•	$18.362 billion in consolidated cash and total investments at March 31, 2020, a decrease of 10% from $20.513 billion at year-end 2019.

•	$11.340 billion bond portfolio at March 31, 2020, with an average rating of A2/A. Fair value decreased $358 million during the first quarter of 2020.

•
$6.225 billion equity portfolio was 34.8% of total investments, including $2.523 billion in appreciated value before taxes at March 31, 2020. First-quarter 2020 decrease in fair value of $1.527 billion or 20%.

•
$4.740 billion of statutory surplus for the property casualty insurance group at March 31, 2020, down $880 million from $5.620 billion at year-end 2019, after declaring $125 million in dividends to the parent company. For the 12 months ended March 31, 2020, the ratio of net written premiums to surplus was 1.2-to-1, compared with 1.0-to-1 at year-end 2019.

•
$10.53 first-quarter 2020 decrease in book value per share, including an addition of $0.85 from net income before investment gains and reductions of $10.08 from investment portfolio net investment losses or changes in unrealized gains for fixed-maturity securities and $0.70 for other items, in addition to a deduction of $0.60 from dividends declared to shareholders.

•
Value creation ratio of negative 16.4% for the first three months of 2020, including positive 1.4% from net income before investment gains, which includes underwriting and investment income, negative 16.6% from investment portfolio net investment losses and changes in unrealized gains for fixed-maturity securities, in addition to negative 1.2% from other items.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.

About Cincinnati Financial
Cincinnati Financial Corporation offers primarily business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                        Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                    Fairfield, Ohio 45014-5141

CINF 1Q20 Release 9

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2019 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 35.
Factors that could cause or contribute to such differences include, but are not limited to:

•	Effects of the COVID-19 pandemic that could affect results for reasons such as:

◦	Securities market disruption or volatility and related effects such as decreased economic activity that affect the company’s investment portfolio and book value

◦	An unusually high level of claims in our insurance or reinsurance operations that increase litigation-related expenses

◦
An unusually high level of insurance losses, including risk of legislation or court decisions extending business interruption insurance to require coverage when there was no direct physical damage or loss to property

◦	Decreased premium revenue from disruption to our distribution channel of independent agents, consumer self-isolation, travel limitations, business restrictions and decreased economic activity

◦	Inability of our workforce to perform necessary business functions

•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes

•	Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance

•	Inadequate estimates, assumptions or reliance on third-party data used for critical accounting estimates

•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value

•
Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets

•	Domestic and global events resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:

◦	Significant or prolonged decline in the fair value of a particular security or group of securities and impairment of the asset(s)

◦	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities

◦	Significant rise in losses from surety and director and officer policies written for financial institutions or other insured entities

•	Our inability to integrate Cincinnati Global and its subsidiaries into our on-going operations, or disruptions to our on-going operations due to such integration

•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies

•
Difficulties with technology or data security breaches, including cyberattacks, that could negatively affect our ability to conduct business; disrupt our relationships with agents, policyholders and others; cause reputational damage, mitigation expenses and data loss and expose us to liability under federal and state laws

•	Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products

•
Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing methods, including telematics and other usage-based insurance methods, or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness

•	Increased competition that could result in a significant reduction in the company’s premium volume

•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages

•
Inability to obtain adequate ceded reinsurance on acceptable terms, amount of reinsurance coverage purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers

•	Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability

CINF 1Q20 Release 10

•	Inability of our subsidiaries to pay dividends consistent with current or past levels

•
Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

◦	Downgrades of the company’s financial strength ratings

◦	Concerns that doing business with the company is too difficult

◦	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

◦	Inability or unwillingness to nimbly develop and introduce coverage product updates and innovations that our competitors offer and consumers expect to find in the marketplace

•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:

◦	Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates

◦	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations

◦	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business

◦
Add assessments for guaranty funds, other insurance‑related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

◦	Increase our provision for federal income taxes due to changes in tax law

◦	Increase our other expenses

◦	Limit our ability to set fair, adequate and reasonable rates

◦	Place us at a disadvantage in the marketplace

◦	Restrict our ability to execute our business model, including the way we compensate agents

•	Adverse outcomes from litigation or administrative proceedings

•
Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

•
Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others

•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location
Further, the company’s insurance businesses are subject to the effects of changing social, global, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *

CINF 1Q20 Release 11

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets and Statements of Income (unaudited)

(Dollars in millions)	March 31,	December 31,
	2020	2019
Assets
Investments	$17,876	$19,746
Cash and cash equivalents	486	767
Premiums receivable	1,900	1,777
Reinsurance recoverable	567	610
Deferred policy acquisition costs	827	774
Other assets	1,711	1,734
Total assets	$23,367	$25,408

Liabilities
Insurance reserves	$9,067	$8,982
Unearned premiums	2,922	2,788
Deferred income tax	660	1,079
Long-term debt and lease obligations	846	846
Other liabilities	1,830	1,849
Total liabilities	15,325	15,544

Shareholders’ Equity
Common stock and paid-in capital	1,697	1,703
Retained earnings	7,932	9,257
Accumulated other comprehensive income	204	448
Treasury stock	(1,791)	(1,544)
Total shareholders' equity	8,042	9,864
Total liabilities and shareholders' equity	$23,367	$25,408

(Dollars in millions, except per share data)	Three months ended March 31,
	2020	2019
Revenues
Earned premiums	$1,456	$1,333
Investment income, net of expenses	165	157
Investment gains and losses, net	(1,725)	663
Other revenues	5	6
Total revenues	(99)	2,159

Benefits and Expenses
Insurance losses and contract holders' benefits	1,003	860
Underwriting, acquisition and insurance expenses	456	411
Interest expense	13	13
Other operating expenses	5	8
Total benefits and expenses	1,477	1,292

Income (Loss) Before Income Taxes	(1,576)	867

Provision (Benefit) for Income Taxes	(350)	172

Net Income (Loss)	$(1,226)	$695

Per Common Share:
Net income (loss)—basic	$(7.56)	$4.27
Net income (loss)—diluted	(7.56)	4.22

CINF 1Q20 Release 12

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules for insurance company regulation in the United States of America as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP results to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; supplement reporting segment disclosures with disclosures for a subsidiary company or for a combination of subsidiaries or reporting segments; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.

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Non-GAAP operating income: Non-GAAP operating income is calculated by excluding investment gains and losses (defined as investment gains and losses after applicable federal and state income taxes) and other significant non-recurring items from net income. Management evaluates non-GAAP operating income to measure the success of pricing, rate and underwriting strategies. While investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses on fixed-maturity securities sold in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses are recognized from certain changes in market values of securities without actual realization. Management believes that the level of investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.

For these reasons, many investors and shareholders consider non-GAAP operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents non-GAAP operating income so that all investors have what management believes to be a useful supplement to GAAP information.

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Consolidated property casualty insurance results: To supplement reporting segment disclosures related to our property casualty insurance operations, we also evaluate results for those operations on a basis that includes results for our property casualty insurance and brokerage services subsidiaries. That is the total of our commercial lines, personal lines and our excess and surplus lines segments plus our reinsurance assumed operations known as Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global.

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Life insurance subsidiary results: To supplement life insurance reporting segment disclosures related to our life insurance operation, we also evaluate results for that operation on a basis that includes life insurance subsidiary investment income, or investment income plus investment gains and losses, that are also included in our investments reporting segment. We recognize that assets under management, capital appreciation and investment income are integral to evaluating the success of the life insurance segment because of the long duration of life products.

CINF 1Q20 Release 13

Cincinnati Financial Corporation

Net Income Reconciliation

(Dollars in millions, except per share data)	Three months ended March 31,
	2020	2019
Net income (loss)	$(1,226)	$695
Less:
Investment gains and losses, net	(1,725)	663
Income tax on investment gains and losses	362	(140)
Investment gains and losses, after-tax	(1,363)	523
Non-GAAP operating income	$137	$172

Diluted per share data:
Net income (loss)	$(7.56)	$4.22
Less:
Investment gains and losses, net	(10.63)	4.02
Income tax on investment gains and losses	2.23	(0.85)
Investment gains and losses, after-tax	(8.40)	3.17
Non-GAAP operating income	$0.84	$1.05

Life Insurance Reconciliation

(Dollars in millions)	Three months ended March 31,
	2020	2019
Net income (loss) of the life insurance subsidiary	$(13)	$10
Investment gains and losses, net	(32)	(1)
Income tax on investment gains and losses	(7)	—
Non-GAAP operating income	12	11

Investment income, net of expenses	(39)	(38)
Investment income credited to contract holders’	26	24
Income tax excluding tax on investment gains and losses, net	3	2
Life insurance segment profit (loss)	$2	$(1)

CINF 1Q20 Release 14

Property Casualty Insurance Reconciliation
(Dollars in millions)	Three months ended March 31, 2020
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$1,518	$972	$319	$85	$142
Unearned premiums change	(129)	(109)	40	(7)	(53)
Earned premiums	$1,389	$863	$359	$78	$89

Underwriting profit (loss)	24	(20)	21	9	14

(Dollars in millions)	Three months ended March 31, 2019
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$1,381	$896	$309	$71	$105
Unearned premiums change	(114)	(86)	35	(8)	(55)
Earned premiums	$1,267	$810	$344	$63	$50

Underwriting profit (loss)	$91	$76	$(4)	$11	$8

  Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on dollar amounts in thousands.
*Included in Other are the results of Cincinnati Re and Cincinnati Global, acquired on February 28, 2019.

CINF 1Q20 Release 15

Cincinnati Financial Corporation
Other Measures

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Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this measure is useful, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.

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Written premium: Under statutory accounting rules in the U.S., property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. The difference between written and earned premium is unearned premium.

Value Creation Ratio Calculations

(Dollars are per share)	Three months ended March 31,
	2020	2019
Value creation ratio:
End of period book value*	$50.02	$52.88
Less beginning of period book value	60.55	48.10
Change in book value	(10.53)	4.78
Dividend declared to shareholders	0.60	0.56
Total value creation	$(9.93)	$5.34

Value creation ratio from change in book value**	(17.4)%	9.9%
Value creation ratio from dividends declared to shareholders***	1.0	1.2
Value creation ratio	(16.4)%	11.1%

* Book value per share is calculated by dividing end of period total shareholders' equity by end of period shares outstanding
** Change in book value divided by the beginning of period book value
*** Dividend declared to shareholders divided by beginning of period book value

CINF 1Q20 Release 16